SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.     )

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CD Warehouse, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[CD WAREHOUSE LOGO]

CD WAREHOUSE, INC.
900 North Broadway
Oklahoma City, Oklahoma 73102

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held August 20, 2002

TO OUR STOCKHOLDERS:

The 2002 Annual Meeting of Stockholders (the “annual meeting”) of CD Warehouse, Inc., a Delaware corporation (the “Company”), will be held at Corporate Offices located at 900 N. Broadway, Oklahoma City, Oklahoma, on August 20, 2002, at 11:00 a.m., local time, for the following purposes:

1.	To elect one director for a three year term, one director for a two year term and one director for a one year term;

2.	To consider a proposal to ratify the appointment of Steakley Gilbert & Morgan P.C. as independent auditors of the Company for 2002; and

3.	To transact such other business as may properly come before the annual meeting or any adjournment thereof.

Stockholders of record at the close of business on June 24, 2002, are entitled to vote at the annual meeting and any adjournments thereof.

The accompanying Proxy Statement contains information regarding the matters to be considered at the annual meeting. For reasons outlined in the Proxy Statement, the Board of Directors recommends a vote “FOR” the matters being voted upon.

YOUR PROXY IS IMPORTANT TO ASSURE A QUORUM AT THE ANNUAL MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE BE SURE THAT THE ENCLOSED PROXY IS PROPERLY COMPLETED, DATED, SIGNED AND RETURNED WITHOUT DELAY IN THE ENCLOSED ENVELOPE. IT REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/    CHRISTOPHER M. SALYER

Christopher M. Salyer,
Chairman of the Board of Directors,
President and Chief Executive Officer

Oklahoma City, Oklahoma
July 8, 2002

CD WAREHOUSE, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To Be Held On August 20, 2002

GENERAL INFORMATION

We at CD Warehouse, Inc. are furnishing this Proxy Statement in connection with the solicitation of proxies by our board of directors for use at our Annual Meeting of Stockholders (the “annual meeting”) to be held on August 20, 2002, and at any adjournment of the annual meeting.

This Proxy Statement and accompanying form of proxy, along with our Annual Report (without exhibits) for the year ended December 31, 2001, are first being mailed to holders of our common stock on or about July 8, 2002. Please refer to the accompanying Annual Report for financial information concerning our activities and 2001 results of operations .

Our board of directors has established June 24, 2002, as the record date (the “Record Date”) to determine stockholders entitled to notice of and to vote at the annual meeting. At the close of business on the Record Date, 3,660,295 shares of common stock were outstanding. Each share is entitled to one vote on matters brought before the annual meeting. The holders of a majority of the outstanding common stock, present in person or by proxy, will constitute a quorum for the transaction of business at the annual meeting.

Each proxy that is properly signed, dated and returned to us in time for the annual meeting, and not revoked, will be voted in accordance with instructions contained in the proxy . If no contrary instructions are given, proxies will be voted “FOR” each of the proposals submitted to a vote of the stockholders. You may revoke your proxy at any time prior to its exercise by delivering a written notice of revocation or a later dated proxy to our Secretary or, if you are present at the annual meeting, you may revoke your proxy and vote in person.

Election of the director nominees will be by plurality vote. Our secretary will appoint an inspector of election to tabulate all votes and to certify the results of all matters voted upon at the annual meeting. Votes withheld from nominees for director, abstentions and broker non-votes will be counted for purposes of determining whether a quorum has been reached. Votes withheld from nominees for director and abstentions on proposals have the same effect as votes against the nominee or proposal . Broker non-votes have no effect on the outcome of the election of directors or other proposals.

We will bear the cost of proxy solicitation . In addition to solicitation by mail, our officers, employees or agents may solicit proxies personally, or by telephone, telegraph, facsimile transmission or other means of communication. We will request banks and brokers or other similar agents or fiduciaries to transmit the proxy materials to the beneficial owners for their voting instructions and will reimburse these banks and brokers or similar agents for their related expenses.

ELECTION OF DIRECTORS
(PROXY ITEM NO. 1)

Pursuant to provisions of our certificate of incorporation and bylaws, our board of directors has fixed the number of directors comprising our board at four. Our certificate of incorporation and bylaws provide for three classes of directors serving staggered three-year terms, with each class to be as nearly equal in number as possible. Our board nominated Robert O. McDonald for election as director for a three- year term expiring in 2005. Our board appointed two directors, David S. Boyd and Clayton C. Taylor, to fill vacancies on our board created by the resignations of K. Douglas Martin and Norman R. Proulx in April 2002. Our board nominated David S. Boyd for election as director for the remaining one-year term of Mr. Martin, expiring in 2003, and Mr. Taylor for election as director for the remaining two-year term of Mr. Proulx, expiring in 2004. Each has consented to serve for the term noted. The other director who is remaining on our board will continue in office in accordance with his previous election, until the expiration of his term at the 2003 annual meeting.

Required Affirmative Vote

The affirmative vote of the holders of a majority of the shares of common stock present in person or by proxy at the annual meeting and entitled to vote is required for the election of a director. Votes withheld from nominees for director will have the same effect as votes against the nominee. Broker non-votes have no effect on the outcome of the election of directors.

Recommendation of Our Board

Our board of directors recommends a vote “FOR” the nominees for election to our board of directors.

It is the intention of the persons named in the enclosed proxy card to vote such proxy for the election of the nominees. Our board expects that the nominees will be available for election but, in the event that nominee is not so available, proxies received will be voted for a substitute nominee to be designated by our board.

INFORMATION REGARDING NOMINEES AND DIRECTORS

The following information is furnished for each person who is nominated for election as a director and is continuing to serve as one of our directors after the annual meeting.

Nominee for Election as Director for Term Expiring in 2003

David S. Boyd, age 46, has been President and Chief Executive Officer of Espresso Roma Corp., a privately held company, since its inception in 1980. Espresso Roma runs 23 coffee houses in seven western states and is vertically integrated, owning its own bakery and coffee roasting plant. Additionally, Espresso Roma has a real estate division with 14 properties including a hotel, several university dormitories and several apartment buildings. Mr. Boyd served as President of Asia Electronics Holding Company from September 1999 to September 2001. Mr. Boyd is a graduate of University of California Berkeley in Mechanical and Nuclear Engineering.

Nominee for Election as Director for Term Expiring in 2004

Clayton C. Taylor, age 50, is founder of and serves as the principal of the Taylor Group, a lobbying and consulting firm specializing in business, energy and health issues. The Taylor Group offers various services such as business management and communications consulting, direct lobbying of state and federal legislative and regulatory agencies, community relations, political action committee and campaign management, and marketing and client recruitment and development. Mr. Taylor began his career in Washington, D.C., working on the staffs of five members of the US House of Representatives. Thereafter, Mr. Taylor served 15 years working in corporate management, government relations and public affairs for McDonald’s Corporation, Phillips Petroleum Company, Coastal Corporation and Dutch Caribbean. Mr. Taylor is a graduate of Oklahoma State University with a B.S. in Business Administration.

Nominee for Election as Director for Term Expiring in 2005

Robert O. McDonald, age 64, has served as Chairman of the Board of Directors and Chief Executive Officer of Capital West Securities, Inc., an investment banking firm (“Capital West”), since May 1995. Mr. McDonald has been a member of our board since May 1998. Capital West served as the managing underwriter for our initial public offering in January 1997, as well as a placement agent for our private securities offering in June 1998. From June 1994 to May 1995, Mr. McDonald was engaged in managing his personal investments. Prior to June 1994, Mr. McDonald was employed by Stifel Nicolaus & Co., Inc., where he served as Municipal Syndicate Manager. Mr. McDonald also serves as a director of Avalon Correctional Services, Inc., an Oklahoma-based public company providing private correctional services. Mr. McDonald received his BBA from the University of Oklahoma in 1960.

Director Continuing in Office

Christopher M. Salyer, age 50, was appointed our President, Chief Executive Officer, and Chairman of the Board in August 2000. Mr. Salyer has been a member of our board since October 1996, and his current term will expire at the 2003 annual meeting. Mr. Salyer served as the Chairman of Medical Arts Laboratory, Inc., the nation’s oldest independent medical laboratory from December 1997 to August 2000. Medical Arts Laboratory, Inc. filed for Chapter 11 protection in Federal Bankruptcy Court in October 2000. Mr. Salyer also currently serves as the Chairman of the Board of Accel Financial Staffing, Inc., a temporary services company formed by Mr. Salyer in April 1995. From February 1984 through December 1994, Mr. Salyer served as the Chairman and Chief Executive Officer of National Check Cashers Corporation, a retail financial services company. He received his B.B.A. degree from Southern Methodist University in 1973 and received an M.B.A. in 1974 from Babson College in Boston, Massachusetts. Mr. Salyer is a certified public accountant.

MEETINGS OF OUR BOARD AND ITS COMMITTEES

Our Board of Directors held 19 meetings in 2001. Each director attended at least 75% of the total number of board and committee meetings held while serving as a director or committee member during year 2001.

Through March 2002, our audit committee consisted of three independent directors, Messrs. Martin, McDonald and Proulx. Subsequent to March 2002, Messrs. Boyd and Taylor replaced Messrs. Martin and Proulx as independent directors on the audit committee. The audit committee oversees internal controls, audits and compliance programs and recommends our independent auditor and oversees their activities. The audit committee held one meeting in 2001. Our board has approved a written charter that governs the audit committee. We do not have a standing compensation or nominating committee.

Audit Committee Report

The audit committee reviews our financial reporting process on behalf of our board of directors. Our management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. In this context, the audit committee met and held discussions with management and the independent auditors. Our management represented to the audit committee that our financial statements were prepared in accordance with generally accepted accounting principles, and the audit committee has reviewed and discussed the audited financial statements with management and the independent auditors.

The audit committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees). In addition, the audit committee has received the written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees) and has discussed with the independent auditors the auditors’ independence from us and our management. In concluding that the auditors are independent, the committee considered, among other factors, whether the non-audit services provided by Ernst & Young LLP were compatible with its independence. The audit committee discussed with our independent auditors the overall scope and plans for the audit. The committee meets with our independent auditors, with and without our management members present, to discuss the results of the auditors’ examinations, the evaluations of our internal controls, and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, on March 28, 2002, the committee recommended to our board of directors (and our board subsequently approved the recommendation) that the audited financial statements be included in our Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

Audit Committee Members

Norman R. Proulx	K. Douglas Martin	Robert O. McDonald

Directors’ Compensation

During 2001, directors who were not also our employees were paid $1,000 for each meeting attended. Additionally, all directors received an automatic grant of 10,000 options under our amended 1996 stock option plan (the “plan”). Pursuant to the terms of the plan, the options vest on the anniversary of the date of grant. All options were granted with an exercise price equal to the fair market value of our common stock on the date of the option grant.

COMMON STOCK OWNERSHIP OF MANAGEMENT
AND CERTAIN BENEFICIAL OWNERS

The following table sets forth the number of shares of our common stock beneficially owned as of May 31, 2002 (except as otherwise indicated) by each director, each named executive officer listed under the heading “Executive Officers and Compensation,” all directors (including nominee directors) and executive officers as a group, and each person who is known by us to own beneficially more than 5% of our common stock. Unless otherwise noted, the persons named below have sole voting and investment power with respect to such shares.

Beneficial Owner(1)	Number of Shares(2)		Percent of Class(2)
Christopher M. Salyer*	493,400	(3)	12.12%
Doyle E. Motley	231,500	(4)	5.99%
Robert O. McDonald*(nominee director)	169,565	(5)	4.44%
David S. Boyd*(nominee director)	—		—
Clayton C. Taylor*(nominee director)	—		—
Jerry W. Grizzle 1506 Squirrel Tree Pl Edmond, OK 73034	397,813	(6)	10.59%
Alan Brown 1222 University Ave., Suite 201 St. Paul, Minnesota 55104	511,700		13.98%
All executive officers and directors as a group (6 persons)	918,225	(7)	20.62%

*	Director

(1)	Unless otherwise indicated, the beneficial owner’s address is c/o 900 N. Broadway, Oklahoma City, Oklahoma 73102.

(2)
Number of shares and percent of class for named person is based on 3,660,295 shares of common stock outstanding as of May 31, 2002 and calculated without regard to shares of common stock issuable to others upon exercise of outstanding stock options or subscriptions for common stock. Any shares a stockholder is deemed to own by having the right to acquire by exercise of an option or by subscription are considered to be outstanding solely for the purpose of calculating that stockholder’s ownership percentage. We computed the percentage ownership amounts in accordance with the provisions of Rule 13d-3(d), which includes as beneficially owned all shares of common stock which the person or group has the right to acquire within the next 60 days.

(3)	Includes options to purchase 412,000 shares of common stock that are currently exercisable by Mr. Salyer or that become exercisable within 60 days of May 31, 2002.

(4)	Includes options to purchase 206,000 shares of common stock that are currently exercisable by Mr. Motley or that become exercisable within 60 days of May 31, 2002.

(5)
Includes (a) warrants to purchase 69,565 shares of common stock and (b) options to purchase 90,000 shares of common stock that are currently exercisable or that become exercisable within 60 days of May 31, 2002. Capital West holds 43,265 of the warrants included in (a). Mr. McDonald is the controlling stockholder of Affinity Holdings Corporation that is the sole stockholder of Capital West, and therefore, Mr. McDonald shares voting and dispositive power over such shares. See “Executive Compensation–Certain Transactions.”

(6)	Includes 96,000 options that are currently exercisable by Mr. Grizzle or that become exercisable within 60 days of May 31, 2002.

(7)
Includes 792,565 shares of common stock that our directors and executive officers as a group have a right to acquire by exercise of options or warrants granted to individuals within the group and that are currently exercisable or that become exercisable within 60 days of May 31, 2002.

Compliance with Section 16(a) Beneficial Ownership Reporting Requirements

Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires our directors and executive officers and any persons who own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission reports of ownership and subsequent changes in ownership of our common stock and other securities. Officers, directors and greater than 10% stockholders are required by Securities and Exchange Commission regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on review of the copies of such reports furnished to us or written representations that no other reports were required, we believe that during 2001 all filing requirements applicable to our officers, directors and greater than 10% beneficial owners were met, except Messrs. Browne, Chionopoulos, Martin, McDonald and Salyer each inadvertently filed one late report and Messrs. Motley and Proulx each inadvertently filed two late reports relating to stock options granted in 2001.

EXECUTIVE OFFICERS AND COMPENSATION

Executive Officers

The following information is furnished for each person who serves as one of our executive officers.

Christopher M. Salyer. Information about Mr. Salyer, who serves as our President, Chief Executive Officer and Chairman of the Board, is presented above under the heading “Information Regarding Nominee and Directors–Director Continuing in Office.”

Patrick S. DiFazio, age 36, has served as our Vice President–Company Store Operations and as President of Compact Discs Management, Inc., one of our wholly owned subsidiaries, since March 1999. From January 1997 to March 1999, he served as General Manager of Company Stores. For over five years prior to that time, Mr. DiFazio was the District Manager of one of our franchisees. Mr. DiFazio received his B.A. and B.B.A. degrees from Southern Methodist University in May 1989.

Doyle E. Motley, age 47, was appointed our Senior Vice President and Chief Financial Officer in January 1997. He resigned that position in September 2000, but continued to be employed with us until his re-appointed in November 2000. From October 1994 through 1996, Mr. Motley served as an internal auditor for Bob Moore Financial Group, a multi–state auto dealership with its principal place of business located in Oklahoma City, Oklahoma. Mr. Motley received a Bachelor of Accountancy from the University of Oklahoma in 1977 and is a member of the American Institute of Certified Public Accountants.

Executive Compensation

The following table sets forth, for the last three fiscal years, the compensation paid to our (a) Chief Executive Officer and (b) the other executive officers who earned in excess of $100,000 during fiscal 2001 (collectively referred to as the “named executive officers”).

Name and Principal Position		Annual Compensation			Long-Term Compensation Securities Underlying Options
	Year	Salary		Bonus
Christopher M. Salyer	2001	$200,000	(1)	—	10,000
President and Chief Executive Officer	2000	$63,975	(1)	—	370,000
(Effective August 30, 2000)	1999	—		—	10,000

Doyle E. Motley	2001	$120,000	(2)	—	60,000
Senior Vice President and Chief Financial	2000	$101,776	(2)	—	20,000
Officer	1999	$115,000		$25,000	10,000

(1)
Pursuant to Mr. Salyer’s employment agreement, we may defer a portion of Mr. Salyer’s annual base salary with Mr. Salyer’s permission. This amount includes $50,000 and $16,667 deferred from Mr. Salyer’s 2001 and 2000 annual salary, respectively.

(2)
Pursuant to Mr. Motley’s employment agreement, we may defer up to $30,000 of Mr. Motley’s salary. This amount includes $13,000 and $9,322 deferred from Mr. Motley’s 2001 and 2000 annual salary, respectively.

Stock Options Granted in Fiscal 2001

The following table contains information concerning the grant of stock options to the named executive officers during 2001.

	Individual Grants
Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price Per Share)		Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Appreciation for Option Term
						5%		10%

Christopher M. Salyer	10,000	12.5%		$.42	5/01/11		$2,641		$6,694

Doyle E. Motley	10,000 50,000	12.5% 62.5%	$ $	.42 .50	5/01/11 10/01/11	$ $	2,641 15,723	$ $	6,694 39,843

Fiscal Year End Option Values

The following table sets forth certain information regarding the value of options held by the named executive officers at December 31, 2001. The named executive officers did not exercise any options in 2001.

	Number of Unexercised Options at December 31, 2001		Value of Unexercised In-the-Money Options at December 31, 2001(1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Christopher M. Salyer, Chairman, President and Chief Executive Officer	402,000	10,000	-0-	$1,800

Doyle E. Motley, Senior Vice President and Chief Financial Officer	196,000	10,000	$5,000	$1,800

(1)
For the purposes of this table, the “value” of an option is the difference between the market value at December 31, 2001 of the shares of common stock subject to the option and the aggregate exercise price of such option. The December 31, 2001 closing sale price of our common stock was $.60 per share.

Employment Agreements

We have employment agreements with Messrs. Salyer and Motley. Mr. Salyer’s employment agreement has an initial term of 64 months, ending on December 31, 2005, and will renew for successive five-year terms unless otherwise terminated by Mr. Salyer or us. Mr. Salyer currently receives an annual salary of $200,000. Mr. Salyer’s employment agreement also provides that if he is terminated for a reason other than for Cause or disability, then we agreed to pay Mr. Salyer two times his annual salary. Mr. Salyer’s employment agreement further provides that if Mr. Salyer resigns for Good Reason or if Mr. Salyer is terminated for a reason other than cause or disability within 12 months of a Change in Control, he is entitled to receive an amount equal to either four times his annual salary or $1.00 less than three times his mean average annual compensation, whichever is less. Under Mr. Salyer’s employment agreement, we may defer a portion of Mr. Salyer’s annual salary, if the Board of Directors deems that we are experiencing sufficient cash flow difficulty and with Mr. Salyer’s permission.

Mr. Motley’s employment agreement originally provided for a term of one year, with automatic one year renewals unless terminated by either us or Mr. Motley. Mr. Motley’s employment agreement was amended in November 2000 to provide a three-year term expiring in November 2003 and automatic renewals for successive three-year terms unless terminated by Mr. Motley or us. Mr. Motley currently receives an annual salary of $120,000. Mr. Motley’s employment agreement also provides that if Mr. Motley is (a) terminated for a reason other than Cause or disability, whether within 12 months of a Change in Control or not, or (b) Mr. Motley resigns for Good Reason, Mr. Motley is entitled to an amount equal to one times his annual salary. Under Mr. Motley’s employment agreement, we may defer up to $30,000 of Mr. Motley’s annual salary.

In Mr. Salyer’s and Mr. Motley’s employment agreements “Good Reason” is defined for any purpose other than a Change in Control as a major reduction in Mr. Motley’s or Salyer’s responsibilities, a salary decrease of more than 5%, or a material adverse change in the aggregate level of benefits provided to Mr. Salyer or Mr. Motley.

“Good Reason” is defined in Mr. Salyer’s and Mr. Motley’s employment agreements for purposes of a Change in Control as the assignment to Mr. Motley or Mr. Salyer of duties inconsistent with their positions, a reduction in their salary, our the failure to provide them with the same benefits provided prior to the Change in Control, or relocation of our principal offices outside Oklahoma City, Oklahoma. In Messrs. Salyer and Motley’s employment agreements, a “Change in Control” is defined as any of the following events:

•	A consolation or merger where we are not the surviving entity;
•	An issuance, exchange, or conversion of our stock which results in a dilution of the previously existing voting rights by 25%;
•	A sale, lease, exchange or transfer of all or substantially all of our assets;
•	Approval by our stockholders of a plan or proposal of liquidation or dissolution;
•	Any person becoming the beneficial owner of more than 50% or more of our outstanding capital stock;
•	We become a subsidiary of another corporation; or
•	A significant change in the composition of our board of directors.

“Cause,” is defined generally under Mr. Motley’s and Mr. Salyer’s agreements to include failure or inability to perform the duties assigned, any act of moral turpitude which does or is likely to have an adverse effect on us, or any material breach of the employment agreements. During the term of employment and for two years subsequent thereto, Messrs. Salyer and Motley are each prohibited from directly or indirectly, for his own benefit or on behalf of others, competing, or becoming an officer, director, employee or holder of more than 5% of the capital stock or other equity interest of any corporation or other entity which competes, with us or any of our subsidiaries. Such limitation extends to all geographic areas in which we conduct business at the date of employment termination.

Each employment agreement also prohibits the officer, subsequent to termination of employment, from disclosing to third parties proprietary information relating to us. In addition, each Messrs. Salyer and Motley may be entitled to receive incentive compensation consisting of an annual bonus if certain individual and operating objectives are achieved as defined by our board of directors. Mr. Salyer is entitled to receive up to an additional 45% of his annual salary, and Mr. Motley is entitled to receive an additional 25% of his annual salary.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth as of December 31, 2001, information related to each category of equity compensation plan approved or not approved by our shareholders, including individual compensation arrangements with our non-employee directors. The only equity compensation plans approved by our shareholders is our amended 1996 stock option plan. All stock options, warrants and rights to acquire our equity securities are exercisable for or represent the right to purchase our common stock.

Equity Compensation Plan Information

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans(1)
Equity compensation plans approved by our shareholders:
Amended 1996 stock option plan	462,700	$4.62	137,300
Equity compensation plans not approved by our shareholders:
Options granted to employees and directors	648,500	$1.12	—
Warrants granted to underwriters and placement agents	273,430	$2.89	—

Total	1,384,630	$2.64	137,300

(1)
The number of shares of our common stock remaining available for issuance under equity compensation plans is after excluding the number of securities to be issued upon exercise of outstanding options, warrants and rights.

Certain Transactions

Robert O. McDonald, one of our directors, also serves as Chairman of the Board and Chief Executive Officer of Capital West Securities, Inc. Capital West served as managing underwriter of our initial public offering in January 1997 and, in connection therewith, received stock purchase warrants exercisable on or before January 22, 2002, for the purchase of 50,000 shares of our common stock (the “1997 warrants”) at $7.50 per share.

In May 1998, Capital West served as one of the placement agents for a private offering of our common stock. For these services, Capital West received (a) discounts and commissions of $103,955 (8% of the gross proceeds of the offering), and (b) an aggregate 162,430 common stock purchase warrants exercisable for the purchase of 162,430 shares of our common stock (the “1998 warrants”) for $10.00 per share. These warrants expire in June 2005.

In 2000, the 1997 warrants and the 1998 warrants were canceled, and in December 2000 we issued to Capital West five-year warrants to purchase 43,265 shares of our common stock for $1.00 per share (the “2000 warrants”). Holders of the 2000 warrants have the one-time right to require us to register with under federal and state securities laws the shares of common stock issuable upon exercise of these warrants. These holders are also entitled to include the shares issuable upon the exercise of the warrants in any registration statement filed by us with the Securities and Exchange Commission, with certain exceptions. The 2000 warrants have been assigned by Capital West and Mr. McDonald currently holds 2000 warrants exercisable for the purchase of 26,300 shares of our common stock.

In March 2001, we leased a building containing approximately 16,988 square feet from Christopher M. Salyer (our President and Chief Executive Officer) and his wife for a five-year term with one five-year renewal option. The rental under the lease is approximately $10.95 per square foot, for a total annual rent of approximately $186,000. Our board of directors(with Mr. Salyer abstaining) approved the lease agreement with Mr. Salyer following the determination that the terms of the lease are fair and reasonable and in our best interest.

RATIFICATION OF INDEPENDENT AUDITORS
(PROXY ITEM NO. 2)

Our board has selected the firm of Steakley Gilbert & Morgan P.C. as auditors to make an examination of our consolidated financial statements for the year ending December 31, 2002. We have been informed that Steakley Gilbert & Morgan P.C. will have representatives at the annual meeting who will have an opportunity to make statements if they desire to do so and who will be available to respond to appropriate questions.

Required Affirmative Vote

The affirmative vote of the holders of a majority of the shares of common stock present in person or by proxy at the annual meeting and entitled to vote is required for approval of our independent auditors. Votes withheld and abstentions will have the same effect as votes against approval of our independent auditors. Broker non-votes have no effect on the outcome of approval of our independent auditors.

Recommendation of Our Board

The Board of Directors recommends you vote FOR the ratification of the selection of Steakley Gilbert & Morgan P.C. as independent auditors for the ensuing year.

Independent Accountants’ Fees

Ernst & Young LLP, our independent auditors during 2001, for professional services, billed the following categories of aggregate fees:

•
Audit Fees — $109,300 for services rendered for the annual audit of our 2000 consolidated financial statements and review of the financial statements included in our quarterly reports on Form 10-Q for the interim periods ending March 31, June 30 and September 30, 2001, and

•	All Other Fees — $12,600 for tax services and other non-financial statement audit services consisting primarily of assistance not associated with the 2000 financial statements.

During 2001, no fees were billed for services rendered in connection with the design or implementation of hardware or software systems that aggregate source data underlying the financial statements or generate information that is significant to the financial statements taken as a whole.

Although during 2002 we expect to utilize the services of Steakley Gilbert & Morgan P.C. and possibly other firms to assist in non-financial statement audit services on an as-needed basis, our management makes all decisions with respect to the need for this assistance and for designing, establishing and maintaining our information systems and system of internal accounting controls.

STOCKHOLDER PROPOSALS

To be considered in our 2003 proxy statement, stockholder proposals must be submitted in writing by December 6, 2002 to our corporate secretary at CD Warehouse, Inc., 900 North Broadway, Oklahoma City, Oklahoma 73102. In addition, our bylaws provide that any stockholder wishing to nominate a candidate for director or propose other business at the annual meeting must give us written notice 40 days before the annual meeting, provided that if less than 45 days notice of the date of the annual meeting is given to our stockholders, stockholder proposals must be received within five days of the notice of the annual meeting being sent to the stockholders, but in no event less than five days before the annual meeting. Notice of a stockholder proposal and nominations of directors must provide certain other information as described in our bylaws. Copies of our bylaws are available to stockholders free of charge upon request to our corporate secretary.

OTHER MATTERS

Our management does not know of any matters to be presented at the annual meeting other than those set forth in the Notice of Annual Meeting of Stockholders. However, if any other matters properly come before the annual meeting, the persons named in the enclosed proxy intend to vote the shares to which the proxy relates on such matters in accordance with their best judgment unless otherwise specified in the proxy.

WHERE YOU CAN FIND MORE INFORMATION

We file annual and quarterly reports and other reports and information with the Securities and Exchange Commission. These reports and other information can be inspected and copied at, and copies of these materials can be obtained at prescribed rates from, the Public Reference Section of the Securities and Exchange Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549-1004, and at its regional offices at 7 World Trade Center, 13th Floor, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. We distribute to our shareholders annual reports containing financial statements audited by our independent public accountants and, upon request, quarterly reports for the first three quarters of each fiscal year containing unaudited financial information. In addition, the reports and other information are filed through Electronic Data Gathering, Analysis and Retrieval (known as “EDGAR”) system and are publicly available on the Securities and Exchange Commission’s site on the Internet, located at http://www.sec.gov. We will provide without charge to you, upon written or oral request, a copy of the reports and other information filed with the Securities and Exchange Commission.

Any requests for copies of information, reports or other filings with the Securities and Exchange Commission should be directed to CD Warehouse, Inc. at 900 North Broadway, Oklahoma City, Oklahoma 73102, telephone: (405) 236-8742. To obtain timely delivery, any information must be requested no later than five business days before the annual meeting to cause timely receipt.

Your cooperation in giving these matters your immediate attention and in returning your proxy promptly will be appreciated.

BY ORDER OF THE BOARD OF DIRECTORS

/s/    MICHAEL DUNN
Michael Dunn, Secretary
July 8, 2002

In addition to our 2001 Annual Report accompanying this Proxy Statement, we will provide, without charge, a copy of our 2001 Annual Report on Form 10-K, including the financial statements and schedules, as filed with the Securities and Exchange Commission. All such requests should be sent to: Secretary, CD Warehouse, Inc., 900 North Broadway, Oklahoma City, Oklahoma 73102.

P R O X Y

SEE REVERSE SIDE

CD WAREHOUSE, INC.
Oklahoma City, Oklahoma

PROXY/VOTING INSTRUCTION CARD
This proxy is solicited on behalf of the Board of Directors for the Annual Meeting on August 20, 2002.

The undersigned hereby appoints Christopher M. Salyer and Doyle E. Motley, or either of them, as proxies, each with full power of substitution, to attend the Annual Meeting of Stockholders of CD WAREHOUSE, INC., to be held on August 20, 2002, at 11:00 a.m., local time, and at any adjournments thereof, and to vote as specified in this Proxy all the shares of stock of the Company which the undersigned would be entitled to vote if personally present.

1.	Your vote for the election of Class 1 Director, nominee David S. Boyd, Class 2 Director, nominee Clayton C. Taylor and Class 3 Director, nominee Robert O. McDonald, may be indicated on the reverse.

2.	Your vote to ratify the appointment of Steakley Gilbert & Morgan P.C. as independent auditors of the Company for 2002 may be indicated on the reverse.

Your vote is important! Please sign and date on the reverse and return promptly in the enclosed postage paid envelope.

Change of Address and/or Comments:

(If you have written in the above space, please mark the “Comments” box on the reverse of this card.)

☒    Please mark your votes as in this example.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTIONS ARE INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

The Board of Directors recommends a vote FOR Proposals 1 and 2

1. Election of Directors (see reverse)	FOR ☐	WITHHELD ☐
For all Nominee(s) except vote withheld from following: _______________________________________

2. Ratify appointment of Steakley Gilbert & Morgan P.C. (see reverse)	FOR ☐	AGAINST ☐	ABSTAIN ☐

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.	FOR ☐	WITHHELD ☐

☐ Change of Address and Comments on Reverse Side
Note: Please sign exactly as name appears on this card. Joint Owners should each sign personally. Corporation proxies should be signed by an authorized officer. Executors, administrators, trustees, etc. should so indicate when signing.

SIGNATURE(S) DATE